UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 29, 2012

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2012 (the “Johnson Effective Date”), the Company appointed David I. Johnson as a Class I director of the Board, with a term expiring at the 2013 annual meeting of stockholders, as well as executive chairman of Aquamed Technologies, Inc. ("Aquamed"), a wholly owned subsidiary of the Company.  Pursuant to its appointment of Mr. Johnson to the Board and his appointment as executive chairman of Aquamed, the Company granted Mr. Johnson options (the “Johnson Options”) to purchase 7,770,000 shares of Common Stock as follows:

●	2,590,000 options will have an exercise price of $0.10 per share and vest and become exercisable immediately on the Johnson Effective Date;

●	2,590,000 options will have an exercise price of $0.15 per share and vest and become exercisable immediately upon the first anniversary of the Johnson Effective Date; and

●	2,590,000 options will have an exercise price of $0.20 per share and vest and become exercisable immediately upon the second anniversary of the Johnson Effective Date.

Item 7.01    Regulation FD Disclosure.

On December 4, 2012, the Company issued a press release announcing the appointment of Mr. Johnson to the Board and as executive chairman of Aquamed.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: December 5, 2012	By:	/s/ Steven Berger
Name: Steven Berger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 4, 2012